UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

SUNWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36868	01-0592299
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 Winding Creek Road, Suite 100 Roseville CA	95678
(Address of Principal Executive Offices)	(Zip Code)

(916) 409-6900

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	SUNW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 1, 2019, the board of directors (the “Board”) of Sunworks, Inc. (the “Company”) increased the size of the Board from five directors to six directors and appointed Ms. Judith Hall to fill the resulting vacancy.

Prior to joining the Company, Ms. Hall, age 62, served as chief legal officer and general counsel of Recurrent Energy, LLC, one of North America’s largest utility-scale solar developers. Prior to Recurrent Energy, LLC, Ms. Hall served as associate general counsel of Babock & Brown LP, a global investment and advisory firm. From 1997 to 2000, Ms. Hall served as an associate attorney with Pillsbury Winthrop Shaw Pittman LLP. Ms. Hall received her undergraduate degree in mechanical engineering from University of California Berkeley. She received her Juris Doctor from University of California Hastings and her Master of Laws from University of California Berkeley.

The Board has determined that Ms. Hall is an independent director within the meaning of NASDAQ Rule 5605.

In connection with Ms. Hall’s appointment to the Board, Ms. Hall will receive a salary of $3,000 per month. Ms. Hall received an option to purchase 7,143 shares of the Company’s common stock (the “Option”). The Option will be issued pursuant to the Company’s 2016 Equity Incentive Plan (the “Plan”), has an exercise price of fair market value, as determined in accordance with the Plan, and shall vest and become exercisable in 1/36 increments over a three-year period commencing on the effective date of the grant.

Ms. Hall does not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Ms. Hall and any other persons pursuant to which she was selected as a director, and there are no transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition, it is expected that Ms. Hall will execute the Company’s standard form of indemnification agreement.

On October 1, 2019, the Company issued a press release announcing the appointment of Ms. Hall as a director of the Board, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release issued on October 1, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNWORKS, INC.

Date: October 4, 2019	By:	/s/ Charles F. Cargile
Charles F. Cargile
Chief Executive Officer